Exhibit 99.1

   SUPERCONDUCTOR TECHNOLOGIES INC. RECEIVES AFFIRMATIVE RULING ON '215 PATENT
                              INFRINGEMENT LAWSUIT

SANTA BARBARA, Calif., Feb. 7 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced that the U.S. Court of Appeals for the Federal Circuit upheld the 2003 decision against the patent infringement lawsuit brought by ISCO International, Inc. ("ISCO") filed on July 17, 2001 in the United District Court for the District of Delaware.

The Appellate Court reaffirmed the unanimous jury verdict that ISCO's US patent 6,263,215 for "Cryoelectronically Cooled Receiver Front End for Mobile Communications System" (the "'215 Patent") is invalid and unenforceable. The Appellate Court also denied STI's request to reinstate the jury's $3.8 million damage award to STI for unfair competition and bad faith on the part of ISCO. The trial judge had overruled the jury's finding on this point, and STI appealed that portion of the judge's ruling.

"We are pleased to see the end to all matters related to the ISCO patent infringement lawsuit, as the Appellate Court reaffirmed the invalidity of the '215 patent," said M. Peter Thomas, STI's president and chief executive officer. "We always maintained that ISCO's complaint was without merit and we are very pleased that the Courts found in our favor on this point."

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. Almost 4,550 SuperLink Rx systems have been shipped worldwide, logging in excess of 73 million hours of cumulative operation.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could

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cause actual results to differ materially from the forward-looking statements.
These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors section of STI's Prospectus Supplement dated November 22, 2004 and the MD&A section of its most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert/Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
    -0-                             02/07/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc. /
    /Web site:  http://www.suptech.com /